SUNTRUST MORTGAGE, INC.
Post Office Box 105621
Atlanta, GA 30348
1-800-634-7928
Fax (770) 916-5671



SUNTRUST (logo)



June 10, 1996



Mr. Robert Perett
Norwest Bank
5325 Spectrum Drive
Frederick, Md 21703



RE:  ANNUAL CERTIFICATION


Dear Mr. Perett:

In accordance with 4.2.3 of the Servicing Agreement, we enclose the following certification:

1.      Financials for period ending 1995

2.      "USAP" from independent accountants

3.      Certification as follows:
	     The undersigned hereby certifies that SunTrust
	     Mortgage, Inc. has fulfilled all of it's duties and obligations specified in the Servicing
	     Agreement.



Please advise should you require further documentation regarding annual certification.



Sincerely,


/s/ Rod Hartman
Rod Hartman
First Vice President



RH/cc